UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):   September 15, 2006

California Coastal Communities, Inc.
(Exact name of registrant as specified in its charter)

Delaware	0-17189	02-0426634
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

6 Executive Circle, Suite 250, Irvine, California	92614
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code    (949) 250-7700

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into Material Definitive Agreement.

On September 15, 2006 the Company entered into (i) a $125 Million Senior Secured Term Loan Agreement with KeyBank National Association, as a lender and agent for the numerous other lenders named therein (the “Term Loan”); and (ii) $100 Million Senior Secured Revolving Credit Agreement with KeyBank National Association, as a lender and agent for the numerous other lenders named therein the “Revolving Loan”, (collectively with the Term Loan being defined herein as the “Loans”).  The Term Loan matures on September 15, 2011, and the Revolving Loan matures on September 15, 2009.

The Loans contain financial covenants, including the following:

•  a covenant that  requires us to maintain consolidated tangible net worth for any fiscal quarter of not less than the sum of (i) $100,000,000, plus (ii) an amount equal to 100% of any net equity proceeds during such fiscal quarter, plus (iii) twenty-five percent (25%) of our net income as of each fiscal quarter test date, as earned subsequent to December 31, 2006; provided that this consolidated tangible net worth requirement at any given time shall not require us  to maintain tangible net worth in excess of $125,000,000 plus the amount set forth at (ii) above;

•  a leverage covenant that prohibits our total leverage ratio (i.e. total liabilities/net worth) from exceeding the following amounts: 2.75 to 1.00 prior to March 31, 2008; 2.50:1 on or after March 31, 2008 until June 30, 2008; and thereafter 2.25:1 at all times;

•  a covenant for us to maintain on a rolling four quarters basis  (i) commencing as of March 31, 2008, a minimum ratio of EBITDA to interest incurred equal to or greater than 1.00:1.00; (ii) commencing as of June 30, 2008 a minimum ratio at all times of EBITDA to interest incurred in an amount equal to or greater than 2.00:1; (iii) commencing as of December 31, 2008 and for each fiscal quarter thereafter, a minimum ratio at all times of EBITDA to interest incurred in an amount equal to or greater then 2.50:1.

•  a covenant that requires us at all times to maintain a maximum indebtedness to project value ratio of less than 65% for the combined Term Loan and Revolving Loan and requires our Signal Landmark subsidiary to at all times maintain a Revolving Loan indebtedness to value ratio of less than 50%.

The facility also limits, among other things, the number of speculative (unsold) and model homes we can build at our Brightwater project, our investments in joint ventures, the amount of dividends we can pay and the amount of our common stock we can repurchase. These covenants, as well as a borrowing base provision, limit the amount we may borrow or keep outstanding under the Revolving Loan and from other sources.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 above is incorporated by reference into this Item 2.03.

Item 8.01               Other Events

On September 15, 2006, the Registrant issued a press release announcing that on September 15, 2006 the Company had secured $225 million of debt financing and was declaring a special dividend of $12.50 per share, which is filed as Exhibit 99.1 and incorporated by reference.

The Company has prepared an Unaudited Pro Forma Consolidated Balance Sheet as of June 30, 2006 which is filed with this Form 8-K and incorporated herein by reference.

The information in this Current Report on Form 8-K, including the exhibits hereto, is being furnished under Item 8.01 and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liability of that section, nor shall such information be deemed to be incorporated by reference into any future registration statement or other document filed under the Securities Act of 1933, as amended, or the Exchange Act, regardless of the general incorporation language of such filing, except as shall be expressly set forth by specific reference in such filing.

Item 9.01               Financial Statements and Exhibits

(b) Pro Forma Financial Information

Unaudited Pro Forma Consolidated Balance Sheet as of June 30, 2006.

(d) Exhibits

10.1                           $125 Million Senior Secured Term Loan Agreement among California Coastal Communities, Inc., as Borrower, and KeyBank National Association, as Lender and Agent, et. al., dated September 15, 2006.

10.2                           $100 Million Senior Secured Revolving Credit Agreement among California Coastal Communities, Inc., as Borrower, and KeyBank National Association, as Lender and Agent, et. al., dated September 15, 2006.

99.1                          Press Release, dated September 15, 2006 of California Coastal Communities, Inc.

Except for historical information contained in the Press Release attached as an exhibit hereto, the Press Release contains forward-looking statements which involve certain risks and uncertainties that could cause actual results to differ materially from those expressed or implied by these statements. Please refer to the cautionary note in the Press Release regarding these forward-looking statements.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 19, 2006	California Coastal Communities, Inc.
	By:	/s/ Sandra G. Sciutto
Sandra G. Sciutto
Chief Financial Officer and
Senior Vice President

Unaudited Pro Forma Financial Information

The following unaudited pro forma consolidated balance sheet of California Coastal Communities, Inc. (the”Company”) as of June 30, 2006 gives effect to the debt financing and payment of a “special dividend”. On September 15, 2006, the Company obtained debt financing of $225 million from a bank syndicate arranged by KeyBank. A $125 million five-year, senior secured term loan (“Term Loan”) was obtained to finance the distribution of a “special dividend” of $12.50 per share. The Term Loan is secured by a second trust deed on the 105-acre Bolsa Chica mesa and a pledge of the stock of the Company’s material subsidiaries, including the subsidiary that owns the Bolsa Chica mesa. The Company also obtained a $100 million three-year, Senior Secured Revolving Credit Agreement (“Revolving Loan”) to finance development and construction costs for the Company’s 356-home Brightwater project on the Bolsa Chica mesa. The Revolving Loan is secured by a first trust deed on the Bolsa Chica mesa and stock pledges of the Company’s material subsidiaries. The Term Loan and the Revolving Loan each include financial covenants that require the Company to, among other requirements, meet compliance tests for budgeted Brightwater revenue and cost amounts, maintain an interest reserve, maintain a minimum net worth of $100 million plus 25% of future earnings, and not exceed certain leverage ratios. One of the Term Loan covenants requires that the loan-to-value of the combined Term Loan and the Revolving Loan be no more than 65% of the value of the Brightwater project.  The value of the Brightwater project was determined by an independent appraisal of the project on an “as-is” basis, which was $302 million as of July 6, 2006. This appraisal reflects substantial value in excess of the book value of approximately $142 million as of June 30, 2006. The Term Loan bears interest at the Company’s option at either Libor plus 275 basis points or Prime plus 25 basis points, and the Revolving Loan bears interest at the Company’s option at either Libor plus 200 basis points or Prime minus 25 basis points. A special dividend of $12.50 per share to the holders of the Company’s common stock has been declared and is payable on September 28, 2006 to holders of record on September 25, 2006.

The unaudited pro forma consolidated balance sheet gives effect to the debt financing and payment of the “special dividend” as if they had occurred on June 30, 2006. Such unaudited pro forma financial information is based in part upon the unaudited financial statements of the Company as of June 30, 2006 included in the Company’s quarterly report on Form 10-Q for the six months ended

June 30, 2006. No unaudited pro forma consolidated statement of operations for the year ended December 31, 2005 and the six months ended June 30, 2006 have been presented since there is no material effect on the statement of operations from the debt financing and payment of a special dividend, given that the pro forma interest incurred would have been capitalized to real estate inventories. The Company believes the presentation of unaudited pro forma consolidated income statements would provide no additional meaningful information.

The effects of options exercised by officers and employees in the third quarter 2006 to purchase 679,996 shares of common stock have not been reflected in the pro forma financial statements. These transactions increased stockholders’ equity subsequent to June 30, 2006 by $9.6 million, including $3.1 million in cash and approximately $6.5 million from the tax benefit attributed to these options. The option exercises increased the Company’s number of common shares issued and outstanding by 679,996 to 10,852,708.

The pro forma information presented is for illustrative purposes only and is not necessarily indicative of the financial position that would have been achieved if the debt financing and payment of a special dividend had  occurred at the  beginning of the period, nor is it indicative of future operating results or financial  position. In the opinion of management, all material adjustments necessary to present fairly such unaudited pro forma financial information have been made.

CONSOLIDATED BALANCE SHEETS

(unaudited)

(in millions, except per share amounts)

	6/30/06			6/30/06
	Historical	Adjustments		Pro Forma
ASSETS

CASH AND CASH EQUIVALENTS	$2.7	$118.0	(a)	$5.0	(d)
		20.0	(b)
		(135.7	)(c)
SHORT-TERM INVESTMENTS	15.1	—		15.1
RESTRICTED CASH	3.5	11.6	(a)	15.1
REAL ESTATE INVENTORIES	267.8	3.0	(a)	270.8
DEFFERED TAX ASSETS	34.0	—		34.0
OTHER ASSETS	1.6	—		1.6
	$324.7	$16.9		$341.6

LIABILITIES AND STOCKHOLDERS’ EQUITY

LIABILITIES:
ACCOUNTS PAYABLE AND ACCRUED LIABILITIES	$17.8	$—		$17.8
SENIOR SECURED PROJECT REVOLVER	—	7.6	(a)	7.6
SENIOR SECURED TERM LOAN	—	125.0	(a)	125.0
PROJECT DEBT	48.7	20.0	(b)	68.7
OTHER LIABILITIES	7.9	—		7.9
TOTAL LIABILITIES	74.4	152.6		227.0

STOCKHOLDERS’ EQUITY:
COMMON STOCK	0.5	—		0.5
EXCESS STOCK	—	—		—
CAPITAL IN EXCESS OF PAR VALUE	191.9	(135.7	)(c)	56.2
RETAINED EARNINGS	59.7			59.7
ACCUMULATED OTHER COMPREHENSIVE LOSS	(1.8)	—		(1.8)
TOTAL STOCKHOLDERS’ EQUITY	250.3	(135.7)		114.6	(d)

TOTAL LIABILITIES & STOCKHOLDERS’ EQUITY	$324.7	$16.9		$341.6

SHARES OF COMMON STOCK OUTSTANDING	10.17	—		10.17	(d)

BOOK VALUE PER SHARE	$24.61			$11.27

TOTAL LIABILITIES: TOTAL NET WORTH				1.98	(e)

(a) reflects completion of financing with KeyBank, borrowings thereunder of $132.6 million, funding of related debt financing costs of $3.0 million and interest reserves of $11.6 million.

(b) reflects subsidiaries’ borrowings to repay intercompany debt.

(c) reflects the payment of a special dividend of $12.50 per share on 10,852,708 shares.

(d) does not reflect the exercise of stock options for 679,996 shares during the third quarter of 2006, which increased cash, stockholders’ equity and common shares outstanding by $3.1 million, $9.6 million and 679,996 shares, respectively.

(e) in compliance with covenant for maximum leverage ratio of 2.75: 1 prior to March 31, 2008.